VEGA-ATLANTIC CORPORATION                                          (OTC BB-VGAA)
FOR IMMEDIATE RELEASE     Denver, Colorado                          May 26, 2000
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                       VEGA-ATLANTIC CORPORATION ANNOUNCES
                           FRANKFURT EXCHANGE LISTING

Vega-Atlantic Corporation ("the Company") (symbol OTCBB: VGAA) is pleased to announce that its securities are now available through the Frankfurt Stock Exchange ("FWB") in Germany. The Company's trading symbol on the Frankfurt exchange is "VGA". The Company is pleased that it is now able to provide distribution of its securities to European investors.

For internet access to Frankfurt Exchange quotations, please visit the following
URL:

http://www.exchange.de/INTERNET/EXCHANGE/index_e.htm

Once at the site, select "English", then "Start Exchange", and then select "Market Data", and enter the Company's Frankfurt Exchange trading symbol "VGA" to obtain Vega-Atlantic Corporation securities quotation, and other exchange data on the Company.

About the Frankfurt Stock Exchange: According to exchange data at their website, 45 percent of Europe's top 300 companies have their primary listing on the London or Frankfurt exchanges. The Frankfurt Stock Exchange (FWB) is by far the largest of the eight German stock exchanges. It ranks third in the world behind NYSE and NASDAQ. Since the launch of Xetra, its electronic trading platform, it has offered its clients not only floor trading through brokers but also fully-electronic trading facilities, whereby orders from any point in the globe are automatically inputted into the order book on the central computer. The FWB was founded over four hundred years ago in 1585. The FWB is operated by Deutsche Borse AG.



For further information contact Gary Powers at (800) 209-2260 or (303) 740-6737.

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Contact: Gary Powers, Investor Relations E-mail: investor@investorcomm.com
Website: vega-atlantic.com Phone: (800) 209-2260 or (303) 740-6737
Fax: (800) 713-5349 or (303) 740-6738

SAFE HARBOR STATEMENT
Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, commodity prices of precious metals and actual results differing materially from projections because of geological factors, operation factors, government regulations or factors relied upon from independent sources, may either negatively or positively impact exploration or mining operations. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in the future periods to differ materially from forecasted results. The Company assumes no obligation to update the information in this release.